Exhibit 2.2

BYLAWS

OF

MONOGRAM ARTHROPLASTY INC.

(a Delaware corporation hereinafter called the “Corporation”)

ARTICLE I.

Offices

Section 1.1.          Office. The principal office of the Corporation shall be located at such address within or without the State of Delaware as the board of directors of the Corporation (the “Board”) shall fix.

ARTICLE II.

Meetings of the Stockholders

Section 2.1.          Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of such other business as may come before it shall be held on such date and at such place, within or without the State of Delaware, as shall be fixed by the Board.

Section 2.2.          Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Board, the President of the Corporation or by one or more stockholders holding shares of the Corporation representing in the aggregate not less than 25% of the issued and outstanding shares entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

Section 2.3.          Fixing Record Date for Meetings. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date for any such determination of stockholders. Such date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed it shall be determined in accordance with the provisions of law.

Section 2.4.          Notice of Meeting of Stockholders; Waiver. Written notice of each meeting of the stockholders shall be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting. Such notice shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and, unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of any meeting need not be given to any stockholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the commencement of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such stockholder.

Section 2.5.          Quorum. The presence at a duly organized meeting of the stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering the matter. The stockholders present at a meeting may adjourn the meeting despite the absence of a quorum.

Section 2.6.          Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after expiration of three years from the date thereof unless otherwise provided in the proxy.

Section 2.7.          Voting. Except as otherwise provided in the Certificate of Incorporation of the Corporation (as amended from time to time the “Certificate of Incorporation”) or otherwise required by law, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Except as otherwise provided in the Certificate of Incorporation or otherwise required by law, whenever any corporate action is to be taken by vote of the stockholders, it shall be authorized upon requiring the affirmative vote of a majority of the votes cast by all the stockholders entitled to vote thereon and, if any stockholders are entitled to vote on such matter as a class, upon receiving the affirmative vote of a majority of the votes cast by the stockholders entitled to vote as a class.

Section 2.8.          Ballots. The vote upon any question before any stockholders’ meeting need not be by ballot.

Section 2.9.          Action Without a Meeting of the Stockholders. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were in attendance and (ii) delivered to the Corporation in accordance with Section 228(a) of the Delaware General Corporation Law (the “GCL”).

ARTICLE III.

Directors

Section 3.1.          General Powers. The property, business and affairs of the Corporation shall be managed under the direction of the Board. The Board may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Certificate of Incorporation and these Bylaws.

Section 3.2.          Number of Directors. The Board shall consist of one or more members, the exact number thereof to be determined from time to time by resolution of the Board. Directors need not be stockholders of the Corporation.

Section 3.3.          Term. Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.

Section 3.4.          Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board.

Section 3.5.          Vacancies and Newly Created Directorships. Except as otherwise provided in the Certificate of Incorporation, any vacancy in any directorship, including a vacancy caused by an increase in the number of directors, shall be filled by the majority vote of the stockholders.

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Section 3.6.          Removal. Any director may be removed during his or her term of office, with or without cause, by and only by a majority vote or written consent of the stockholders.

Section 3.7.          Quorum of Directors. At all meetings of the Board, a majority of the entire Board shall be necessary for the transaction of business.

Section 3.8.          Action of the Board. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. Each director present at a meeting shall have one vote.

Section 3.9.          Regular Meetings. Regular meetings of the Board may be held at such time and place as shall from time to time be fixed by the Board and no notice thereof shall be necessary.

Section 3.10.         Special Meetings. Special meetings of the Board shall be held upon notice to the directors by the President or the Secretary, or by resolution of the Board or by waiver of notice. Unless waived, notice of each special meeting of the Board, stating the time and place of the meeting, shall be given to each director at least 24 hours prior to the meeting. Special meetings of the Board shall be held at such place, within or without the State of Delaware, as the Board determines or, if not so determined, at the principal business office of the Corporation.

Section 3.11.         Committees. The Board may designate from among its members one or more committees, each consisting of one or more directors, and each of which, to the extent provided in the resolution constituting such committee, shall have all the authority of the Board, except as otherwise required by law. Vacancies in the membership of any committee shall be filled by the Board at a regular or special meeting of the Board.

Section 3.12.         Unanimous Written Consent in Place of Meeting. An action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all the members of the Board or committee consent in writing to the adoption of a resolution authorizing the action.

Section 3.13.         Meetings by Conference Telephone or Similar Device. Any meeting of the Board or a committee thereof may be conducted by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV.

Officers

Section 4.1.          Executive Officers. The Board shall elect a President and a Secretary, and may also elect and such number of Vice Presidents and such other officers, if any, as it may from time to time determine. Any director may also serve as an officer. Any number of offices may be held by the same person.

Section 4.2.          President. The President shall be the chief executive officer of the Corporation and shall have all powers customarily appertaining to such office; shall preside at all meetings of the stockholders; shall manage the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect, subject to the right of the Board to delegate any specific powers to any other officer or officers of the Corporation.

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Section 4.3.          Secretary. The Secretary shall have the duties which customarily appertain to such office, and shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose.

Section 4.4.          Vice President. Any Vice President of the Corporation shall have such duties as the Board may from time to time prescribe.

Section 4.5.          Term; Removal. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the corporation shall be filled by the Board.

Section 4.6.          Compensation. The Board shall fix the compensation of the President and shall fix, or delegate to the President authority to fix, the compensation of each other officer of the Corporation.

ARTICLE V.

Capital Shares and Other Securities

Section 5.1.          Form of Certificate. The shares of the Corporation shall be represented by certificates in such form as shall be determined by the Board; provided, that the Board may provide by resolution that some or all classes or series of capital stock shall be uncertificated shares.

Section 5.2.          Transfer Agents. The Board may appoint one or more transfer agents and/or registrars, the duties of which may be combined and prescribe their duties.

Section 5.3.          Record Ownership. The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

Section 5.4.          Dividends. Subject to the provisions of the Certificate of Incorporation and to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the Board may determine.

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ARTICLE VI.

Indemnification and Insurance

Section 6.1.          Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, or appeal thereof, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, but not limited to, all attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.2 of these Bylaws, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the GCL requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers, or on such other terms and conditions as the Board may deem necessary or desirable.

Section 6.2.          Right of Claimant to Bring Suit. If a claim under Section 6.1 of these Bylaws is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including, without limitation, attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, or any portion thereof, independent legal counsel, or the Corporation’s stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including the Board, or any portion thereof, independent legal counsel, or the Corporation’s stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.3.          Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.4.          Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, to the fullest extent allowed by law, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

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Section 6.5.          No Impairment. Neither any amendment, repeal or modification of this Article VI, nor the adoption of any provision of these Bylaws or of the Certificate of Incorporation that is inconsistent with this Article VI, shall eliminate or adversely affect the effect of this Article VI or any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, repeal, modification or adoption.

ARTICLE VII.

Miscellaneous

Section 7.1.          Notices. Any notice required or permitted to be given to the company, any stockholder, any director or any other person under these Bylaws may be given personally or by mail or electronic mail or other electronic transmission (subject to Section 232 of the GCL) or, unless such notice is required to be given in writing, telephone.

Section 7.2.          Seal. The Corporation may have a corporate seal which shall be in such form as may be approved by the Board from time to time. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or any other manner reproduced.

Section 7.3.          Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board.

Section 7.4.          Entire Board. As used in these Bylaws, “entire Board” means the total number of directors which the Corporation would have if there were no vacancies.

Section 7.5.          Section Headings. The headings of the Articles and Sections of these Bylaws are inserted for convenience of reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.

Section 7.6.          Gender. Whenever words of the masculine gender appear in these Bylaws, they shall be deemed to refer to both male and female persons.

Section 7.7.          Amendment. These Bylaws, as now in effect or as hereafter amended from time to time, may be amended or repealed and new or additional Bylaws adopted by the Board or by the stockholders of the Corporation.

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